UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under to §240.14a-12

Angel Oak Financial Strategies Income Term Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 25, 2025, Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) filed its definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission and issued the following press release.

Angel Oak Financial Strategies Income Term Trust Files Definitive Proxy for Special Meeting

Board of Trustees Encourages Shareholders to Vote “FOR” Approval of the New Advisory Agreement

New Agreement is Substantially Identical to the Existing Agreement and Ensures Continued Track Record of Value Creation

Atlanta, GA – August 25, 2025 – Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) (the “Fund”) announces that it has filed its definitive proxy statement for the upcoming special meeting of shareholders to be held on September 26, 2025. The Fund’s Board of Trustees unanimously recommends that shareholders vote “FOR” approval of the proposed new investment advisory agreement (“New Agreement”), which is substantially identical to the existing investment advisory agreement. Shareholders are being asked to approve the New Agreement in connection with Brookfield Asset Management Ltd.’s (“Brookfield”) proposed majority investment in Angel Oak Capital Advisors, LLC (“Angel Oak”), which is expected to close on or before September 30, 2025.

Ira P. Cohen, Chair of the Board of Trustees, said, “We believe Angel Oak’s partnership with Brookfield will benefit the Fund and shareholders going forward. With the approval of the New Agreement, shareholders will continue receiving strong portfolio management, with the added benefit of the potential leverage of Brookfield’s broad market expertise.”

Your Vote Matters

As a result of Brookfield’s proposed investment in the ultimate parent of Angel Oak, the Fund’s adviser, and in accordance with the Investment Company Act of 1940, the current Investment Advisory Agreement will terminate on or before September 30, 2025. The New Agreement is substantially identical to the existing agreement – there will be no material changes to the day-to-day management and operations of the Fund or any increase in fees. Further, the portfolio managers of the Fund will remain the same and your daily experience in dealing with the Fund will remain unchanged. Shareholder approval of the New Agreement is essential to:

•	Ensuring continuity of the Fund’s investment strategy and management team, while allowing Fund operations to remain uninterrupted.

•	Continuing the strong track record of value-creation for shareholders:

○	The Fund has simultaneously delivered disciplined credit quality, a differentiated investment approach, and a distribution yield over 10%, in addition to narrowing its NAV discount to 4.8% as of August 22, 2025.

○	The Fund has maintained a historically stable monthly distribution.

○	For the month of August 2025, the Fund increased the monthly distribution from $0.109 to $0.115 per share and intends to maintain its level distribution policy at the new, higher distribution rate.

○	As of June 30, 2025, the Fund had outperformed its benchmark over the 1-, 3-, and 5-year periods, as well as since inception.

•	Leveraging Brookfield’s global platform, resources, and expertise, while retaining Angel Oak’s specialized focus on high-yield opportunities in the community banking sector.

With approval of the New Agreement, shareholders will be positioned to benefit from Brookfield’s scale and financial strength, with incremental benefits of market access, balance-sheet support, and expanded distribution. Previously, when the New Agreement had been proposed for shareholder approval by the Board of Trustees, the leading proxy advisor Institutional Shareholder Services (“ISS”) noted that “there do not appear to be any material concerns with the new contract” and supported a vote “FOR” the New Agreement.1

How to Vote

Shareholders of record as of August 20, 2025, are entitled to vote at the Special Meeting. The Fund urges all shareholders to promptly vote their shares “FOR” the New Agreement by following the instructions provided in their proxy materials, whether by internet, telephone, or mail.

If you have any questions or need assistance voting your shares, please contact the Fund’s proxy solicitor, EQ Fund Solutions, LLC at 800-581-3783.

ABOUT FINS

Led by Angel Oak’s experienced financial services team, the Fund invests predominantly in U.S. financial sector debt as well as selective opportunities across financial sector preferred and common equity. Under normal circumstances, the Fund will invest at least 50% of the Fund’s portfolio in debt investments rated investment grade by nationally recognized statistical rating organizations, or if unrated, judged by Angel Oak to be of investment grade quality.

1 ISS’s statements regarding the New Agreement were made in connection with the Fund’s 2025 annual meeting of shareholders held on June 26, 2025. Permission to quote ISS was neither sought nor obtained.

ABOUT ANGEL OAK CAPITAL ADVISORS, LLC

Angel Oak is an investment management firm focused on providing compelling fixed-income investment solutions to its clients. Backed by a value-driven approach, Angel Oak seeks to deliver attractive, risk-adjusted returns through a combination of stable current income and price appreciation. Its experienced investment team seeks the best opportunities in fixed income, with a specialization in mortgage-backed securities and other areas of structured credit.

On April 1, 2025, Angel Oak Companies, LP, the parent of Angel Oak Asset Management Holdings, LLC, itself the parent company of Angel Oak, announced that it signed a definitive agreement pursuant to which Brookfield Asset Management Ltd. will acquire a majority interest in Angel Oak Companies, LP and its subsidiaries, including Angel Oak (the “Transaction”). The closing of the Transaction is expected to be completed by September 30, 2025. The Transaction is not expected to result in any material change in the day-to-day management of the Fund. However, the closing of the Transaction is subject to certain conditions, and there can be no assurance that the Transaction will be completed as planned, or that the necessary conditions will be satisfied. If successful, the closing of the Transaction would be deemed to be a change of “control” of Angel Oak Companies, LP and its subsidiaries (collectively, the “Angel Oak Companies”), including Angel Oak, under the Investment Company Act of 1940, and deemed “assignment” of the Fund’s investment advisory agreement (the “Existing Advisory Agreement”), which would result in the automatic termination of the Existing Advisory Agreement. However, following the closing of the Transaction, the existing management team of the Angel Oak Companies will continue to independently manage the day-to-day business of the Angel Oak Companies and Angel Oak, and will control the boards of directors of the Angel Oak Companies.

Information regarding the Fund and Angel Oak Capital Advisors can be found at www.angeloakcapital.com.

Past performance is neither indicative nor a guarantee of future results. Investors should consider the Fund’s investment objective and policies, risk considerations, charges and ongoing expenses of an investment carefully before investing. For more information, please contact your investment representative or EQ Fund Solutions, LLC, the Fund’s proxy solicitor, at 800-581-3783.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this release constitute forward-looking statements. Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “continue,” “plan,” and similar terms and the negative of such terms. These statements involve known and unknown risks, uncertainties and other factors that may cause the Fund’s actual results or level of performance to be materially different from any future results or level of performance expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors that could materially affect the Fund’s actual results include, among others, the performance of the portfolio of securities the Fund holds, the price at which the Fund’s securities trade in the public markets and other factors discussed in the Fund’s periodic filings with the U.S. Securities and Exchange Commission. As a result of these and other factors, the Fund cannot give you any assurances as to its future results or level of performance, and neither the Fund nor any other person assumes responsibility for the accuracy and completeness of such statements. Although the expectations expressed in the forward-looking statements are believed to be reasonable, actual results could differ materially from those projected or assumed in the forward-looking statements. Except for ongoing obligations under the federal securities laws, the Fund does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements made in this release.

Contacts

Media:
Trevor Davis, Gregory FCA for Angel Oak Capital Advisors
443-248-0359
trevor@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate IR Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com